Exhibit 99.1


             Reports Revenue Growth of 14.6 Percent To $180 Million
                       for Its Fiscal 2006 Third Quarter;
          GAAP Net Loss Improved 25% to $1.5 Million or $0.02 Per Share

    CARLE PLACE, N.Y.--(BUSINESS WIRE)--April 27,
2006--1-800-FLOWERS.COM, Inc. (NASDAQ:FLWS):

    -- Pro forma net loss, excluding the effect of stock-based compensation, improved 60%, or $1.2 million, to $821,000 or $0.01 per share

    --  Online revenues grew 20.3 percent to $110.3 million;
        telephonic revenues declined 1.7 percent to $51.5 million

    -- Gross Profit Margin percentage increased 140 basis points to 39 percent

    1-800-FLOWERS.COM, Inc. (NASDAQ:FLWS), a leading florist and multi-channel retailer of thoughtful gifts for all occasions, today reported record revenues of $180.0 million for its fiscal 2006 third quarter ended April 2, 2006, representing an increase of 14.6 percent, or $23.0 million, compared with revenues of $157.0 million in the prior year period. Online revenues increased 20.3 percent to $110.3 million compared with $91.6 million in the third quarter of fiscal 2005. Telephonic revenues declined 1.7 percent to $51.5 million compared with $52.4 million in the prior year period reflecting the continued migration of customers to the Company's online channels.
    During the quarter, the Company's gross profit margin increased 140 basis points to 39 percent compared with 37.6 percent in the third quarter a year ago. The Company attributed the improvement in gross profit margin primarily to a combination of product mix, pricing initiatives and continued focus on effective marketing programs. The Company said that during the third quarter, its expanded marketing efforts enabled it to attract 824,000 new customers with 73 percent, or more than 600,000, coming online. This was achieved while concurrently stimulating repeat orders from existing customers who represented approximately 58 percent of total revenues, consistent with the prior year period.
    As a result of the strong revenue growth and increased gross profit margin, the Company's pro forma net loss for the quarter (excluding the effect of stock-based compensation) improved 60%, or $1.2 million, to ($821,000) or ($0.01) per share, compared with a loss of $2.0 million, or $0.03 per share in the prior year period. GAAP net loss for the quarter improved 25 percent to ($1.5) million or ($0.02) per share compared with the prior year period.
    Jim McCann, CEO of 1-800-FLOWERS.COM, said, "Our third quarter results showed a continuation of the positive trends in our business, including double-digit revenue growth - driven by our expanded marketing programs both on- and off-line, and an improvement in gross profit margin. It is noteworthy that our strong revenue growth of almost 15 percent was achieved despite the impact of several factors including the shift of the Easter holiday from the third quarter, where it fell last year, into our fiscal fourth quarter this year."
    McCann said the Company's floral gift category accounted for approximately 65 percent of total sales during the quarter. "Despite the highly competitive nature of the Valentine holiday, during the quarter we achieved 12 percent revenue growth in our floral gift category. This growth, off of the largest base of business in the category, enabled us to further extend our market leadership position. In addition, we further grew our Bloomnet florist business, expanding our membership base and introducing new products and services designed to enhance our florist members' growth and profitability."
    McCann also noted that the Company saw continued double-digit revenue growth in its Food, Wine and Gift Basket category. During the quarter the Company announced the signing of a definitive agreement to acquire Fannie May Confections Brands, a multi-channel retailer and manufacturer of chocolate and other confections under the well-known Fannie May, Harry London and Fanny Farmer brands. The acquisition is expected to close on, or about, May 1, 2006. "We are rapidly becoming a leader in the gourmet gift category through the success of our organic growth initiatives and key acquisitions. With the addition of the these great confection brands, combined with the great gourmet gifts we sell under the 1-800-FLOWERS.COM brand as well as bakery gifts from Cheryl&Co., popcorn from The Popcorn Factory, wine gifts from Ambrosia and The WineTasting Network and gift baskets from our new 1-800Baskets.com site, we expect annual revenues in this category will exceed $200 million during fiscal 2007," said McCann.

    Company Guidance:

    The Company reiterated its revenue growth guidance of 14-to-16 percent for fiscal 2006 compared with the prior year. In terms of bottom-line results for the full fiscal year, excluding the financial impact associated with the anticipated acquisition of Fannie May Confection Brands, the Company said it expects to achieve pro forma earnings growth (excluding the effect of stock-based compensation) of approximately 40 percent compared with fiscal 2005.
    Regarding its current fiscal fourth quarter, which includes the key Mother's Day holiday; the Company expects the period will represent approximately 26-to-28 percent of full-year revenues. The Company expects the financial impact of the anticipated acquisition of Fannie May Confections Brands, including operating losses associated with the seasonality of its business, and interest expense associated with the debt financing the Company will use for the acquisition, will reduce earnings by approximately $0.02-$0.03 per share for the fourth quarter. The Company said it expects the acquisition will be accretive to earnings per share in Fiscal 2007.
    In this press release, to supplement the Company's financial statements in accordance with GAAP, the Company presents pro forma net loss (net loss before stock-based compensation expense), a non-GAAP measure. The Company believes that the inclusion of pro forma net loss provides consistency in the Company's financial reporting and enhances the comparability of results with prior-period results that did not include FAS 123(R) stock-based compensation. This measure should be considered in addition to the Company's results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of pro forma net loss to GAAP net loss can be found in the table on page 5 of this release under the heading "Reconciliation of Net (Loss) Income Before Stock-Based Compensation Expense to GAAP Net (Loss) Income."

    About 1-800-FLOWERS.COM(R)

    For more than 30 years, 1-800-FLOWERS.COM Inc. - "Your Florist of Choice(sm)" - has been providing customers around the world with the freshest flowers and finest selection of plants, gift baskets, gourmet foods and confections, and plush stuffed animals perfect for every occasion.
    1-800-FLOWERS.COM(R) offers the best of both worlds: exquisite, florist-designed arrangements individually created by some of the nation's top floral artists and hand-delivered the same day, and spectacular flowers shipped from our growers to your door fresh. Customers can shop 1-800-FLOWERS.COM 24 hours a day, 7 days a week via the phone or Internet(1-800-356-9377 or www.1800flowers.com) or by visiting a Company-operated or franchised store. Sales and Service Specialists are available 24/7, and fast and reliable delivery is offered same day, any day. As always, 100 percent satisfaction and freshness is guaranteed. The 1-800-FLOWERS.COM collection of brands also includes home decor and garden merchandise from Plow & Hearth(R) (1-800-627-1712 or www.plowandhearth.com); premium popcorn and specialty treats from The Popcorn Factory(R) (1-800-541-2676 or www.thepopcornfactory.com); exceptional cookies and baked gifts from Cheryl&Co.(R) (1-800-443-8124 or wwwcherylandco.com); gourmet foods from GreatFood.com(R) (www.greatfood.com); children's gifts from HearthSong(R) (www.hearthsong.com) and Magic Cabin(R) (www.magiccabin.com) and wine gifts from the WineTasting Network(R) (www.ambrosiawine.com and www.winetasting.com). 1-800-FLOWERS.COM, Inc. stock is traded on the NASDAQ market under ticker symbol FLWS.

    Special Note Regarding Forward-Looking Statements:

    A number of statements contained in this press release, other than statements of historical fact, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to achieve solid, sustainable revenue growth; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to close on and successfully integrate its proposed acquisition of Fannie May Confections Brands, Inc.; its ability to grow its Food, Wine and Gift Basket revenues to more than $200 million in fiscal 2007; its ability to cost effectively acquire and retain customers; its ability to compete against existing and new competitors; its ability to manage expenses associated with necessary general and administrative and technology investments; its ability to cost efficiently manage inventories; its ability to improve its gross profit margin; its ability to successfully integrate and grow its acquired companies; its ability to grow its revenues and leverage its operating infrastructure to enhance profitability; its ability to achieve its stated guidance for its fiscal 2006 fourth quarter and full year, and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.




               1-800-FLOWERS.COM, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                              April 2,       July 3,
                                                2006          2005
                                            ------------- ------------
                                             (unaudited)
Assets
Current assets:
     Cash and equivalents                        $18,583      $39,961
     Short-term investments                            -        6,647
     Receivables, net                             13,095       10,619
     Inventories                                  43,297       28,675
     Deferred income taxes                         8,236       10,219
     Prepaid and other                             7,043        5,289
                                            ------------- ------------
     Total current assets                         90,254      101,410

Property, plant and equipment, net                55,851       50,474
Goodwill                                          69,885       63,219
Other intangibles, net                            14,352       14,215
Deferred income taxes                             15,796       17,161
Other assets                                       8,182        5,473
                                            ------------- ------------
    Total assets                                $254,320     $251,952
                                            ============= ============

Liabilities and stockholders' equity
Current liabilities:
     Accounts payable and accrued expenses       $55,883      $57,121
     Current maturities of long-term debt
      and obligations under capital leases         2,050        2,597
                                            ------------- ------------
     Total current liabilities                    57,933       59,718

Long-term debt and obligations under
 capital leases                                    1,939        3,347
Other liabilities                                  3,889        2,553
                                            ------------- ------------
     Total liabilities                            63,761       65,618
Total stockholders' equity                       190,559      186,334
                                            ------------- ------------
Total liabilities and stockholders' equity      $254,320     $251,952
                                            ============= ============


               1-800-FLOWERS.COM, Inc. and Subsidiaries
                    Selected Financial Information
             Consolidated Statements of Income (Unaudited)
               (In thousands, except for per share data)


                            Three Months Ended     Nine Months Ended
                           --------------------- ---------------------
                            April 2,   March 27,   April 2,  March 27,
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

Net revenues:
 Online                    $110,278     $91,638   $305,913   $252,410
 Telephonic                  51,542      52,424    215,046    199,580
 Retail/fulfillment          18,197      12,971     49,652     32,571
                           ---------- ---------- ---------- ----------

     Total net revenues     180,017     157,033    570,611    484,561

Cost of revenues            109,743      97,947    329,319    283,291
                           ---------- ---------- ---------- ----------

Gross profit                 70,274      59,086    241,292    201,270

Operating expenses:
 Marketing and sales         53,188      45,813    179,286    148,546
 Technology and
  development                 5,170       4,160     14,736     10,556
 General and
  administrative             11,181       9,864     32,174     25,420
 Depreciation and
  amortization                3,877       3,350     11,210     11,016
                           ---------- ---------- ---------- ----------

     Total operating
      expenses               73,416      63,187    237,406    195,538
                           ---------- ---------- ---------- ----------

Operating (loss) income      (3,142)     (4,101)     3,886      5,732

Other income (expense):
   Interest income              474         570        830      1,227
   Interest expense             (96)       (116)      (293)      (381)
   Other                        137          55          0         80
                           ---------- ---------- ---------- ----------

Total other income, net         515         509        537        926
                           ---------- ---------- ---------- ----------

(Loss) income before
 income taxes                (2,627)     (3,592)     4,423      6,658
Income taxes (benefit)       (1,087)     (1,546)     2,253      2,710
                           ---------- ---------- ---------- ----------

Net (loss) income           ($1,540)    ($2,046)    $2,170     $3,948
                           ========== ========== ========== ==========

Basic and diluted net
 (loss) income per
 common share                ($0.02)     ($0.03)     $0.03      $0.06
                           ========== ========== ========== ==========
Weighted average shares
 used in the calculation
 of net (loss) income
 per common share:
          Basic              65,092      66,102     65,082     66,124
                           ========== ========== ========== ==========
          Diluted            65,092      66,102     66,399     67,565
                           ========== ========== ========== ==========

Reconciliation of Net (Loss) Income before Stock-Based Compensation Expense to GAAP Net (Loss) Income:


Net (loss) income            ($1,540)   ($2,046)    $2,170     $3,948
Add: Share based
 compensation expense            719          -      2,265          -
                           ---------- ---------- ---------- ----------
Net (loss) income before
 share based compensation
 expense                       ($821)   ($2,046)    $4,435     $3,948
                           ========== ========== ========== ==========

Basic and diluted net
 (loss) income per common
 share before share based
 compensation expense         ($0.01)    ($0.03)    $ 0.07      $0.06
                           ========== ========== ========== ==========


               1-800-FLOWERS.COM, Inc. and Subsidiaries
                    Selected Financial Information
                 Consolidated Statements of Cash Flows
                            (In thousands)
                              (unaudited)

                                                   Nine Months Ended
                                                 ---------------------
                                                  April 2,   March 27,
                                                    2006       2005
                                                 ---------- ----------
Operating activities:
Net Income                                          $2,170     $3,948
Reconciliation of net income to net cash
 provided by operations:
 Depreciation and amortization                      11,210     11,016
 Deferred income taxes                               1,983      2,710
 Bad debt expense                                      361        249
 Stock based compensation                            3,058        101
 Other non-cash items                                  277          -
     Receivables                                    (2,216)    (3,785)
     Inventories                                   (12,520)    (8,703)
     Prepaid and other                                (751)    (1,765)
     Accounts payable and accrued expenses          (3,835)     1,765
     Other assets                                   (2,844)     1,840
     Other liabilities                               1,336         44
                                                 ---------- ----------

 Net cash (used in) provided by operating
  activities                                        (1,771)     7,420

Investing activities:
Purchase of investments                                  -    (84,593)
Sale of investments                                  6,647     89,259
Acquisition of business                             (4,959)    (9,674)
Capital expenditures, net of non-cash
 expenditures                                      (17,045)    (8,106)
Other                                                  (63)       143
                                                 ---------- ----------

 Net cash used in investing activities             (15,420)   (12,971)
Financing activities:
Acquisition of treasury stock                       (1,324)    (2,175)
Proceeds from employee stock options/purchase
 plan                                                  321        754
Proceeds from revolving line of credit              20,000          -
Repayment of notes payable, bank borrowings
 and revolving line of credit                      (22,147)      (967)
Payment of capital lease obligations                (1,037)    (1,284)
                                                 ---------- ----------

 Net cash used in financing activities              (4,187)    (3,672)
                                                 ---------- ----------

Net change in cash and equivalents                 (21,378)    (9,223)
Cash and equivalents:
 Beginning of period                                39,961     80,824
                                                 ---------- ----------

 End of period                                     $18,583    $71,601
                                                 ========== ==========



    CONTACT: 1-800-FLOWERS.COM, Inc.
             Investors:
             Joseph D. Pititto, 516-237-6131
             invest@1800flowers.com
             or
             Media:
             Steven Jarmon, 516-237-4675
             sjarmon@1800flowers.com